FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

October 26, 2005

AJAY SPORTS, INC.

 (Exact Name of Registrant as specified in its charter)

Delaware                                    018204                             39-1644025

(State or other jurisdiction                  (Commission file number)               (I.R.S. Employer

of incorporation, or organization))                                                  or Identification Number)

37735 Enterprise Court, Suite 600

Farmington Hills, MI 48331

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (248) 994-0553

Former name or former address, if changed from last report

32751 Middlebelt Road

Farmington Hills, MI 48334

Item 8.01:   Other Events

On June 29, 2005, the Board of Directors of Ajay Sports, Inc. (the “Registrant”) extended the expiration date of the Registrant’s publicly traded common stock warrants until June 30, 2006.

The warrants were set to expire on June 30, 2005 and are being extended for another year period.  The exercise of six warrants allows the holder to purchase one share of the common stock of the Registrant for $6.00 per share. The warrants are traded under the symbol “AJAYW”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AJAY SPORTS, INC.

By   \s\ Thomas W. Itin

      Thomas W. Itin

      Chief Executive Officer

Date:   October 26, 2005